Exhibit (k)(4)

===============================================================================

                            BROKER-DEALER AGREEMENT

                                    between

                             THE BANK OF NEW YORK

                                      and

              MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED

                            Dated as of [___], 2005

                                  Relating to

                        AUCTION MARKET PREFERRED STOCK

                                   ("AMPS"),

                                   Series C

                                      of

                   MUNIYIELD MICHIGAN INSURED FUND II, INC.


================================================================================

     BROKER-DEALER AGREEMENT dated as of [___], 2005, between THE BANK OF NEW YORK, a New York banking corporation (the "Auction Agent") (not in its individual capacity, but solely as agent of MuniYield Michigan Insured Fund II, Inc., a Maryland corporation (the "Company"), pursuant to authority granted to it in the Auction Agent Agreement dated as of [___], 2005, between the Company and the Auction Agent (the "Auction Agent Agreement")), and MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED (together with its successors and assigns, "BD").

     The Company proposes to duly authorize and issue 400 shares of Auction Market Preferred Stock, Series C ("Series C AMPS"), par value of $.10 per share and a liquidation preference of $25,000 per share plus accumulated but unpaid dividends (whether or not earned or declared), each pursuant to the Company's Articles Supplementary (as defined below). The Series C AMPS are sometimes referred to herein as the "AMPS."

     The Company's Articles Supplementary provide that the dividend rate of the AMPS for each Dividend Period therefor after the Initial Dividend Period shall be the Applicable Rate therefor, which in each case, in general shall be the rate per annum that a commercial bank, trust company or other financial institution appointed by the Company advises results from implementation of the Auction Procedures (as defined below). The Board of Directors of the Company has adopted a resolution appointing The Bank of New York as Auction Agent for purposes of the Auction Procedures, and pursuant to Section 2.5(d) of the Auction Agent Agreement, the Company has requested and directed the Auction Agent to execute and deliver this Agreement.

     The Auction Procedures require the participation of one or more Broker-Dealers.

     NOW, THEREFORE, in consideration of the mutual covenants contained herein, the Auction Agent and BD agree as follows:

I. DEFINITIONS AND RULES OF CONSTRUCTION.
   -------------------------------------

     1.1. Terms Defined by Reference to the Articles Supplementary. Capitalized terms not defined herein shall have the respective meanings specified in the Articles Supplementary of the Company.

     1.2. Terms Defined Herein. As used herein and in the Settlement Procedures (as defined below), the following terms shall have the following meanings, unless the context otherwise requires:

         (a) "Articles Supplementary" shall mean the Articles Supplementary, as amended, of the Company, establishing the powers, preferences and rights of the AMPS filed on [___], 2005 with the State Department of Assessments and Taxation of Maryland.

         (b) "Auction" shall have the meaning specified in Section 2.1 hereof.

         (c) "Auction Procedures" shall mean the Auction Procedures that are set forth in Paragraph 10 of the Articles Supplementary.

         (d) "Authorized Officer" shall mean each Vice President, Assistant Vice President and Assistant Treasurer of the Auction Agent assigned to the Dealing and Trading Group of its Corporate Trust Department, and every other officer or employee of the Auction Agent designated as an "Authorized Officer" for purposes of this Agreement in a written communication to BD.

         (e) "BD Officer" shall mean each officer or employee of BD designated as a "BD Officer" for purposes of this Agreement in a communication to the Auction Agent.

         (f) "Broker-Dealer Agreement" shall mean this Agreement and any substantially similar agreement between the Auction Agent and a Broker-Dealer.

         (g) "Settlement Procedures" shall mean the Settlement Procedures attached hereto as Exhibit A.

     1.3. Rules of Construction. Unless the context or use indicates another or different meaning or intent, the following rules shall apply to the construction of this Agreement:

         (a) Words importing the singular number shall include the plural number and vice versa.

         (b) The captions and headings herein are solely for convenience of reference and shall not constitute a part of this Agreement, nor shall they affect its meaning, construction or effect.

         (c) The words "hereof," "herein," "hereto," and other words of similar import refer to this Agreement as a whole.

         (d) All references herein to a particular time of day shall be to New York City time.

II. THE AUCTION.
    -----------

     2.1. Purpose; Incorporation by Reference of Auction Procedures and Settlement Procedures.

         (a) On the Auction Date, the provisions of the Auction Procedures will be followed by the Auction Agent for the purpose of determining the Applicable Rate for the AMPS, for the next Dividend Period therefor. Each periodic operation of such procedures is hereinafter referred to as an "Auction."

         (b) All of the provisions contained in the Auction Procedures and the Settlement Procedures are incorporated herein by reference in their entirety and shall be deemed to be a part of this Agreement to the same extent as if such provisions were set forth fully herein. In the case of any conflict between the terms of any document incorporated herein by reference and the terms hereof, the Auction Agent is, subject to its obligations as set forth in
Section 3.1, authorized to perform its duties according to the terms thereof, and shall have no liability for so doing.

         (c) BD agrees to act as, and assumes the obligations of and limitations and restrictions placed upon, a Broker-Dealer under this Agreement. BD understands that other Persons meeting the requirements specified in the definition of "Broker-Dealer" contained in Paragraph 1 of the Articles Supplementary may execute a Broker-Dealer Agreement and participate as Broker-Dealers in Auctions.

         (d) BD and other Broker-Dealers may participate in Auctions for their own accounts. However, the Company, by notice to BD and all other Broker Dealers, may prohibit all Broker-Dealers from submitting Bids in Auctions for their own accounts, provided that Broker-Dealers may continue to submit Hold Orders and Sell Orders. The Auction Agent shall have no responsibility or liability in connection with this section 2.1(d).

     2.2. Preparation for Auction.

         (a) Not later than 9:30 A.M. on the Auction Date for the AMPS, the Auction Agent shall advise BD by telephone of the Reference Rate and the Maximum Applicable Rate in effect on such Auction Date.

         (b) In the event that the Auction Date for the Auction shall be changed after the Auction Agent has given the notice referred to in clause
(vii) of paragraph (a) of the Settlement Procedures, the Auction Agent, by such means as the Auction Agent deems practicable, shall give notice of such change to BD not later than the earlier of 9:15 A.M. on the new Auction Date or 9:15 A.M. on the old Auction Date. Thereafter, BD promptly shall notify customers of BD that BD believes are Beneficial Owners of shares of Series C AMPS of such change in the Auction Date.

         (c) The Auction Agent from time to time may but shall not be obligated to, request BD to provide it with a list of the respective customers BD believes are Beneficial Owners of shares of the AMPS. BD shall comply with any such request, and the Auction Agent shall keep confidential any such information, including information received as to the identity of Bidders in any Auction, and shall not disclose any such information so provided to any Person other than the Company; and such information shall not be used by the Auction Agent or its officers, employees, agents or representatives for any purpose other than such purposes as are described herein; provided, however, that the Auction Agent reserves the right and is authorized to disclose any such information if (a) it is ordered to do so by a court of competent jurisdiction or a regulatory body, judicial or quasi-judicial agency or authority having the authority to compel such disclosure, (b) it is advised by its counsel that its failure to do so would be unlawful or (c) failure to do so would expose the Auction Agent to loss, liability, claim, damage or expense for which it has not received indemnity or security satisfactory to it. The Auction Agent shall transmit any list of customers BD believes are Beneficial Owners of shares of the AMPS and information related thereto only to its officers, employees, agents or representatives in the Corporate Trust and Agency Group who need to know such information for the purposes of acting in accordance with this Agreement, and the Auction Agent shall prevent the transmission of such information to others and shall cause its officers, employees, agents and representatives to abide by the foregoing confidentiality restrictions; provided, however, that the Auction Agent shall have no responsibility or liability for the actions of any of its officers, employees, agents or representatives after they have left the employ of the Auction Agent.

         (d) The provisions contained in paragraph 2 of the Articles Supplementary concerning the notification of a Special Dividend Period will be followed by the Auction Agent and BD, and the provisions contained therein are incorporated herein by reference in their entirety and shall be deemed to be a part of this Agreement to the same extent as if such provisions were set forth fully herein.

     2.3. Auction Schedule; Method of Submission of Orders.

         (a) The Company and the Auction Agent shall conduct Auctions for the AMPS in accordance with the schedule set forth below. Such schedule may be changed at any time by the Auction Agent with the consent of the Company, which consent shall not be withheld unreasonably. The Auction Agent shall give notice of any such change to BD. Such notice shall be received prior to the first Auction Date on which any such change shall be effective.

           Time                                    Event
           ----                                    -----

     By 9:30 A.M.                   Auction Agent advises the Company and
                                    Broker-Dealers of the Reference Rate and the Maximum Applicable Rate as set forth in Section 2.2(a) hereof.

     9:30 A.M. - 1:00 P.M.          Auction Agent assembles information
                                    communicated to it by Broker-Dealers as
                                    provided in Paragraph 10(c)(i) of the
                                    Articles Supplementary. Submission
                                    Deadline is 1:00 P.M.

     Not earlier than 1:00 P.M.     Auction Agent makes determinations
                                    pursuant to Paragraph 10(d)(i) of the
                                    Articles Supplementary.

     By approximately 3:00 P.M.     Auction Agent advises the Company of the
                                    results of the Auction as provided in
                                    Paragraph 10(d)(ii) of the Articles
                                    Supplementary.

                                    Submitted Bids and Submitted Sell Orders are accepted and rejected in whole or in part and shares of AMPS are allocated as provided in Paragraph 10(e) of the Articles Supplementary.

                                    Auction Agent gives notice of the Auction results as set forth in Section 2.4(a) hereof.

         (b) BD agrees to maintain a list of Potential Beneficial Owners and to contact the Potential Beneficial Owners on such list on or prior to each Auction Date for the purposes set forth in Paragraph 10 of the Articles Supplementary.

         (c) BD shall submit Orders to the Auction Agent in writing in substantially the form attached hereto as Exhibit B. BD shall submit separate Orders to the Auction Agent for each Potential Beneficial Owner or Beneficial Owner on whose behalf BD is submitting an Order and shall not net or aggregate the Orders of Potential Beneficial Owners or Beneficial Owners on whose behalf BD is submitting Orders.

         (d) BD shall deliver to the Auction Agent (i) a written notice, substantially in the form attached hereto as Exhibit C, of transfers of shares of the AMPS, made through BD by an Existing Holder to another Person other than pursuant to an Auction, and (ii) a written notice, substantially in the form attached hereto as Exhibit D, of the failure of shares of the AMPS to be transferred to or by any Person that purchased or sold shares of the AMPS through BD pursuant to an Auction. The Auction Agent is not required to accept any notice delivered pursuant to the terms of the foregoing sentence with respect to an Auction unless it is received by the Auction Agent by 3:00 P.M. on the Business Day next preceding the applicable Auction Date.

     2.4. Notice of Auction Results.

         (a) On each Auction Date, the Auction Agent shall notify BD by telephone or by other mutually acceptable electronic means as set forth in paragraph (a) of the Settlement Procedures. On the Business Day next succeeding such Auction Date, the Auction Agent shall notify BD in writing of the disposition of all Orders submitted by BD in the Auction held on such Auction Date.

         (b) BD shall notify each Beneficial Owner, Potential Beneficial Owner, Existing Holder or Potential Holder on whose behalf BD has submitted an Order as set forth in paragraph (b) of the Settlement Procedures, and take such other action as is required of BD pursuant to the Settlement Procedures.

     If any Beneficial Owner or Existing Holder selling shares of AMPS in an Auction fails to deliver such shares, the BD of any Person that was to have purchased shares of AMPS in such Auction may deliver to such Person a number of whole shares of AMPS that is less than the number of shares that otherwise was to be purchased by such Person. In such event, the number of shares of AMPS to be so delivered shall be determined by such BD. Delivery of such lesser number of shares shall constitute good delivery. Upon the occurrence of any such failure to deliver shares, such BD shall deliver to the Auction Agent the notice required by Section 2.3(d)(ii) hereof. Notwithstanding the foregoing terms of this Section 2.4(b), any delivery or non-delivery of shares of AMPS which represents any departure from the results of an Auction, as determined by the Auction Agent, shall be of no effect unless and until the Auction Agent shall have been notified of such delivery or non-delivery in accordance with the terms of Section 2.3(d) hereof. The Auction Agent shall have no duty or liability with respect to enforcement of this Section 2.4(b).

     2.5. Service Charge to Be Paid to BD. On the Business Day next succeeding each Auction Date, the Auction Agent shall pay to BD from moneys received from the Company an amount equal to: (a) in the case of any Auction Date immediately preceding a 7-Day Dividend Period, the product of (i) a fraction the numerator of which is the number of days in such Dividend Period (calculated by counting the first day of such Dividend Period but excluding the last day thereof) and the denominator of which is 360, times (ii) 1/4 of 1%, times (iii) $25,000, times (iv) the sum of (A) the aggregate number of AMPS placed by BD in the applicable Auction that were (x) the subject of a Submitted Bid of a Beneficial Owner submitted by BD and continued to be held as a result of such submission and (y) the subject of a Submitted Bid of a Potential Beneficial Owner submitted by BD and were purchased as a result of such submission plus (B) the aggregate number of AMPS subject to valid Hold Orders (determined in accordance with Paragraph 10 of the Articles Supplementary) submitted to the Auction Agent by BD plus (C) the number of AMPS deemed to be subject to Hold Orders by Beneficial Owners pursuant to Paragraph 10 of the Articles Supplementary that were acquired by such Beneficial Owners through BD; and (b) in the case of any Auction Date immediately preceding a Special Dividend Period, that amount as mutually agreed upon by the Company and BD, based on the selling concession that would be applicable to an underwriting of fixed or variable rate preferred shares with a similar final maturity or variable rate dividend period, at the commencement of such Special Dividend Period.

     For purposes of subclause (a)(iv)(C) of the foregoing sentence, if any Beneficial Owner who acquired shares of the AMPS through BD transfers those shares to another Person other than pursuant to an Auction, then the Broker-Dealer for the shares so transferred shall continue to be BD, provided, however, that if the transfer was effected by, or if the transferee is, a Broker-Dealer other than BD, then such Broker-Dealer shall be the Broker-Dealer for such shares.

III. THE AUCTION AGENT.
     -----------------

     3.1. Duties and Responsibilities.

         (a) The Auction Agent is acting solely as agent for the Company hereunder and owes no fiduciary duties to any other Person by reason of this Agreement. The Auction Agent owes no duties to any person other than BD and the Company by reason of this Agreement.

         (b) The Auction Agent undertakes to perform such duties and only such duties as are set forth specifically in this Agreement, and no implied covenants or obligations shall be read into this Agreement against the Auction Agent.

         (c) In the absence of willful misconduct or negligence on its part, the Auction Agent shall not be liable for any action taken, suffered or omitted by it, or for any error of judgment made by it in the performance of its duties under this Agreement. The Auction Agent shall not be liable for any error of judgment made in the absence of willful misconduct unless the Auction Agent shall have been negligent in ascertaining (or failing to ascertain) the pertinent facts.

     The Auction Agent shall not be responsible or liable for any failure or delay in the performance of its obligations under this agreement arising out of or caused, directly or indirectly, by circumstances beyond its reasonable control, including, without limitation, acts of God; earthquakes; fires; floods; wars; civil or military disturbances; sabotage; acts of terrorism; epidemics; riots; interruptions, loss or malfunctions of utilities; computer (hardware or software) or communications services; accidents; labor disputes; acts of civil or military authority or governmental actions; it being understood that the Auction Agent shall use reasonable efforts which are consistent with accepted practices in the banking industry to resume performance as soon as practicable under the circumstances. In no event shall the Auction Agent be responsible or liable for special, indirect or consequential loss or damage of any kind whatsoever (including, but not limited to, loss of profit), even if the Auction Agent has been advised of the likelihood of such loss or damage and regardless of the form of action.

     3.2. Rights of the Auction Agent.

         (a) The Auction Agent conclusively may rely upon, and shall be protected in acting or refraining from acting upon, any communication authorized by this Agreement and any written instruction, notice, request, direction, consent, report, certificate, share certificate or other instrument, paper or document believed by it to be genuine. The Auction Agent shall not be liable for acting upon any telephone communication authorized by this Agreement which the Auction Agent believes in good faith to have been given by the Company or by BD. The Auction Agent may record telephone communications with BD.

         (b) The Auction Agent may consult with counsel of its own choice, and the advice of such counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon.

         (c) The Auction Agent shall not be required to advance, expend or risk its own funds or otherwise incur or become exposed to financial liability in the performance of its duties hereunder.

         (d) The Auction Agent may perform its duties and exercise its rights hereunder either directly or by or through agents or attorneys.

     3.3. Auction Agent's Disclaimer. The Auction Agent makes no representation as to and shall have no liability with respect to the correctness of the recitals in, or the validity, accuracy or adequacy of this Agreement, the Auction Agent Agreement, any offering material used in connection with the offer and sale of the AMPS or any other agreement or instrument executed in connection with the transactions contemplated herein or in any thereof. The Auction Agent shall have no obligation or liability in respect of the registration or exemption therefrom of the AMPS under federal or state securities laws in respect of the sufficiency or the conformity of any transfer of the AMPS pursuant to the terms of the Auction Agent Agreement, any Broker Dealer Agreement or any other document contemplated hereby or thereby.

IV. MISCELLANEOUS.
    -------------

     4.1. Termination. BD may terminate this Agreement at any time upon five days' prior written notice to the Auction Agent; provided, however, that if BD is Merrill Lynch, Pierce, Fenner & Smith Incorporated, neither BD nor the Auction Agent may terminate this Agreement without first obtaining the prior written consent of the Company to such termination, which consent shall not be withheld unreasonably. The Auction Agent shall terminate this Agreement only pursuant to the prior written instruction of the Company.

     4.2. Participant in Securities Depository; Payment of Dividends in Same-Day Funds.

         (a) BD is, and shall remain for the term of this Agreement, a member of, or a participant in, the Securities Depository (or an affiliate of such a member or participant).

         (b) BD represents that it (or if BD does not act as Agent Member, one of its affiliates) shall make all dividend payments on the AMPS available in same-day funds on each Dividend Payment Date to customers that use BD (or its affiliate) as Agent Member.

     4.3. Agent Member. At the date hereof, BD is a participant of the Securities Depository.

     4.4. Communications. Except for (i) communications authorized to be made by telephone pursuant to this Agreement or the Auction Procedures and (ii) communications in connection with the Auctions (other than those expressly required to be in writing), all notices, requests and other communications to any party hereunder shall be in writing (including telecopy or similar writing) and shall be given to such party at its address or telecopier number set forth below:


If to BD, addressed to:                     Merrill Lynch, Pierce, Fenner & Smith
                                                        Incorporated
                                            4 World Financial Center
                                            New York, New York 10080
                                            Attention:  Auction Market Securities Trading

                                            Telecopier No.:  (212) 449-2761
                                            Telephone No.:  (212) 449-4940

If to the Auction Agent, addressed to:      The Bank of New York
                                            Corporate Trust-Dealing and Trading
                                            101 Barclay Street, 7W Floor
                                            New York, New York  10286

                                            Attention:  Auction Desk

                                            Telecopier No.: (212) 437-6123
                                            Telephone No.:  (212) 437-6166


or such other address or telecopier number as such party hereafter may specify for such purpose by written notice to the other party. Each such notice, request or communication shall be effective when delivered at the address specified herein. Communications shall be given on behalf of BD by a BD Officer and on behalf of the Auction Agent by an Authorized Officer. BD may record telephone communications with the Auction Agent.

     4.5. Entire Agreement. This Agreement contains the entire agreement between the parties relating to the subject matter hereof, and there are no other representations, endorsements, promises, agreements or understandings, oral, written or inferred, between the parties relating to the subject matter hereof.

     4.6. Benefits. Nothing in this Agreement, express or implied, shall give to any person, other than the Company, the Auction Agent and BD and their respective successors and assigns, any benefit of any legal or equitable right, remedy or claim under this Agreement.

     4.7. Amendment; Waiver.

         (a) This Agreement shall not be deemed or construed to be modified, amended, rescinded, canceled or waived, in whole or in part, except by a written instrument signed by a duly authorized representative of the party to be charged.

         (b) Failure of either party to this Agreement to exercise any right or remedy hereunder in the event of a breach of this Agreement by the other party shall not constitute a waiver of any such right or remedy with respect to any subsequent breach.

     4.8. Successors and Assigns. This Agreement shall be binding upon, inure to the benefit of, and be enforceable by, the respective successors and permitted assigns of each of BD and the Auction Agent. This Agreement may not be assigned by either party hereto absent the prior written consent of the other party;

provided, however, that this Agreement may be assigned by the Auction Agent to a successor Auction Agent selected by the Company without the consent of BD.

     4.9. Severability. If any clause, provision or section of this Agreement shall be ruled invalid or unenforceable by any court of competent jurisdiction, the invalidity or unenforceability of such clause, provision or section shall not affect any remaining clause, provision or section hereof.

     4.10. Execution in Counterparts. This Agreement may be executed in several counterparts, each of which shall be an original and all of which shall constitute but one and the same instrument.

     4.11. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York applicable to agreements made and to be performed in said State.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their proper and duly authorized officers as of the date first above written.

                              THE BANK OF NEW YORK



                              _____________________________________________
                              By:
                              Title:



                              MERRILL LYNCH, PIERCE, FENNER & SMITH
                                          INCORPORATED


                              _____________________________________________
                              By:
                              Title:

                                                                     EXHIBIT A
                                                                     ---------

                             SETTLEMENT PROCEDURES
                             ---------------------


                               [From Prospectus]

                                                                     EXHIBIT B
                                                                     ---------

                             THE BANK OF NEW YORK
                               AUCTION BID FORM
                           -------------------------

Submit To:     The Bank of New York               Issue:  MuniYield Michigan Insured Fund II, Inc.
               Securities Transfer Department
               101 Barclay Street, 7W             Series: ______________________
               New York, New York 10286           Auction Date:_________________

               Attention:  Auction Desk
               Telephone: (212) 437-6166
               Facsimile: (212) 437-6123


The undersigned Broker-Dealer submits the following Order on behalf of the Bidder listed below:

Name of Bidder: ___________________________


                               BENEFICIAL OWNER

Shares now held:___________________________        HOLD _____________________
                                                   BID at rate of ___________
                                                   SELL _____________________

                          POTENTIAL BENEFICIAL OWNER

                                                   # of shares bid __________
                                                   BID at rate of ___________

Notes:

(1) If submitting more than one Bid for one Bidder, use additional Auction Bid Forms.

(2) If one or more Bids covering in the aggregate more than the number of outstanding shares held by any Beneficial Owner are submitted, such bid shall be considered valid in the order of priority set forth in the Auction Procedures on the above issue.

(3) A Hold or Sell Order may be placed only by a Beneficial Owner covering a number of shares not greater than the number of shares currently held.

(4) Potential Beneficial Owners may make only Bids, each of which must specify a rate. If more than one Bid is submitted on behalf of any Potential Beneficial Owner, each Bid submitted shall be a separate Bid with the rate specified.

(5) Bids may contain no more than three figures to the right of the decimal point (.001 of 1%). Fractions will not be accepted.

NAME OF BROKER-DEALER ________________________________

Authorized Signature _________________________________

                                                                     EXHIBIT C
                                                                     ---------

                   (Note: To be used only for transfers made
                      other than pursuant to an Auction)


                                 TRANSFER FORM
                                 -------------

         Re:      MuniYield Michigan Insured Fund II, Inc.
                  Auction Market Preferred Stock,
                  Series C ("AMPS")


We are (check one):

|_|      the Existing Holder named below;

|_|      the Broker-Dealer for such Existing Holder; or

|_|      the Agent Member for such Existing Holder.


We hereby notify you that such Beneficial Owner has transferred ____________ shares of Series C AMPS to _______________________.




                                      ____________________________________
                                      (Name of Existing Holder)



                                      ____________________________________
                                      (Name of Broker-Dealer)



                                      ____________________________________
                                      (Name of Agent Member)



                                      By__________________________________
                                            Printed Name:
                                            Title:

                                                                     EXHIBIT D
                                                                     ---------

                (Note: To be used only for failures to deliver
                       AMPS sold pursuant to an Auction)



                        NOTICE OF A FAILURE TO DELIVER
                        ------------------------------


Complete either I or II
-----------------------


I. We are a Broker-Dealer for __________ (the "Purchaser"), which purchased ___________ shares of Auction Market Preferred Stock ("AMPS"), Series _____, of MuniYield Michigan Insured Fund II, Inc. in the Auction held on ________ from the seller of such shares.

II. We are a Broker-Dealer for _________ (the "Seller"), which sold _______ shares of AMPS, Series ____, of MuniYield Michigan Insured Fund II, Inc. in the Auction held on __________ to the Purchaser of such shares.

We hereby notify you that (check one):

____________ the Seller failed to deliver such shares to the Purchaser

____________ the Purchaser failed to make payment to the Seller upon delivery of such shares


                                          Name:_______________________________
                                                  (Name of Broker-Dealer)



                                          By:_________________________________
                                                   Printed Name:
                                                   Title: